As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 333-131413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	5141	95-0615250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Ling, Jr.

Executive Vice President, Secretary and General Counsel

Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter M. Menard, Esquire

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

48th Floor

Los Angeles, California 90071

(213) 617-5483

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 5 2008

Prospectus

UNIFIED WESTERN GROCERS, INC.

$50,000,000 Partially Subordinated Patrons’ Deposit Accounts

Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

Price to the public: $50,000,000

Proceeds to Unified: $50,000,000

•	Offering of deposit accounts to Members.

•	There is no established public trading market for these deposit accounts, and none is expected to develop.

Unified is a retailer-owned, grocery wholesale cooperative. Unified’s shareholders are its current or former customers. We refer to such shareholders as members. Unified’s customers include both its members and non-members. Members are required to own Unified’s Class B shares, and may choose to acquire such shares over time, typically if a subordinated cash deposit is provided for the full amount of the Class B share requirement. The subordinated cash deposit is eliminated once the member holds sufficient Class B shares to satisfy the Class B share requirement. This prospectus relates only to the required subordinated cash deposit related to the member’s Class B share requirement. The required deposits are subordinated to certain senior indebtedness of Unified, do not bear interest and are not secured.

Placing funds in deposit accounts involves risks. See “ Risk Factors” beginning on page 5 for a discussion of factors you should consider before placing funds in deposit accounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offer is not underwritten.

The date of this prospectus is

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference are complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included in this prospectus. This information is available without charge upon written or oral request. See “WHERE YOU CAN FIND MORE INFORMATION.”

PROSPECTUS SUMMARY

This summary highlights information and matters described more fully elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should read this summary in connection with the more detailed information, including our consolidated financial statements and the related notes, appearing elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “RISK FACTORS.” You should carefully read each document incorporated by reference in this prospectus. See “INCORPORATION BY REFERENCE.”

In this prospectus the terms “Unified,” “the Company,” “we,” “us,” or “our” refer to Unified Western Grocers, Inc.

Business

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and the South Pacific. Our customers range in size from single store operators to multiple store chains. We sell a wide variety of products typically found in supermarkets. We sell products through Unified or through our specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc.). We report all product sales in our Wholesale Distribution segment. We also provide support services to our customers through separate subsidiaries, including insurance and financing. Insurance activities are reported in our Insurance segment while finance activities are grouped within our All Other business activities. The availability of specific products and services may vary by geographic region.

The Company’s customers include its owners (“Members”) and non-owners (“non-members”). We do business primarily with those customers that have been accepted as Members.

We distribute the earnings from business activities conducted with our Members, other than activities conducted through our subsidiaries (collectively, “patronage business”), in the form of patronage dividends. The earnings from our subsidiaries and from business conducted with non-members (collectively, “non-patronage business”) are retained by the Company. See “DESCRIPTION OF DEPOSIT ACCOUNTS – Patronage Dividends.”

Unified is a California corporation organized in 1922 and incorporated in 1925. Our principal executive offices are located at 5200 Sheila Street, Commerce, California 90040, and our telephone number is (323) 264-5200. In September 1999, we completed a merger (the “Merger”) with United Grocers, Inc., a grocery cooperative headquartered in Milwaukie, Oregon (“United”). In connection with the Merger, we changed our name from Certified Grocers of California, Ltd. (“Certified”) to Unified Western Grocers, Inc. In early fiscal 2008, we purchased certain assets and assumed certain liabilities of Associated Grocers, Incorporated and its subsidiaries (“AG”), a grocery cooperative headquartered in Seattle, Washington (the “AG Acquisition”).

As part of an initiative to strengthen our corporate brand and image in the marketplace, we recently have begun to do business as “Unified Grocers” for nearly all purposes, and we expect to effect a legal name change after approval by our shareholders at our next annual meeting in mid-February, 2008.

Financial Condition and Results of Operations

The documents filed with the Securities and Exchange Commission and incorporated herein by reference contain information regarding the Company’s recent operating results and current financial condition. See “INCORPORATION BY REFERENCE.”

Membership Requirements

Unified does business primarily with those customers that have been accepted as Members. Members are required to meet minimum purchase requirements and specific capitalization requirements, which include capital stock ownership and may include required cash deposits. The minimum purchase and capitalization requirements may be modified at any time at the discretion of our Board of Directors, or the “Board.”

Specifically, a person seeking to qualify for, and maintain its status as, a Member of the Company must:

•	Own Class A and Class B Shares in an amount specified by the Board;

•	Be a retailer engaged in selling grocery-related products;

•	Purchase products from Unified in amounts and in a manner that is established by the Board;

•	Meet certain financial performance criteria;

•	Make application in the form prescribed by Unified; and

•	Be accepted as a Member by the Board.

An entity that does not meet the requirements to be a Member, or does not desire to become a Member, may conduct business with Unified as a non-member customer on a non-patronage basis.

Class A Share Requirement

Each Member is required to own a number of Class A Shares as may be established by the Board. Unified currently requires each Member to own 350 shares at the end of fiscal 2007. The purchase price for the Class A Shares is based on a formula approved by the Board (the “Exchange Value Per Share”). Prior to September 30, 2006, the Company computed the Exchange Value Per Share of the Class A and Class B Shares as Book Value divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year. Book Value is computed based on the sum of the fiscal year end balances of Class A and Class B Shares, plus retained earnings, plus (less) accumulated other comprehensive earnings (loss). Effective September 30, 2006, the Company modified its Exchange Value Per Share computation to exclude accumulated other comprehensive earnings (loss) from Book Value. Exchange Value Per Share does not necessarily reflect the amount the net assets of the Company could be sold for or the dollar amount that would be required to replace them. The Board may increase or otherwise change the Class A Share requirement, and may change the method of determining Exchange Value Per Share, at its discretion.

Class B Share Requirement

Each Member is required to own such number of Class B Shares as may be established by the Board. Unified currently requires each Member to own Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases, except for certain product categories which are approximately one times the Member’s average weekly purchases. This requirement to own Class B Shares is referred to as the “Class B Share requirement.” The purchase price for the Class B Shares is the Exchange Value Per Share of Unified’s outstanding shares at the close of the fiscal year end prior to the issuance of such Class B Shares. Members meeting certain qualifications may elect to maintain a reduced Class B Share requirement. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Reduced Share Requirement.” Subsequent to the Company’s Merger with United, former United members who did not receive sufficient Class B Shares to meet the minimum Class B Share requirement were provided with alternatives to eliminate the deficiency over time. The Board may increase or otherwise change the Class B Share requirement at its discretion. See “DESCRIPTION OF DEPOSIT ACCOUNTS—General.”

Shares Pledged As Security

Class A, Class B and Class E shares will be maintained by Unified in book-entry form in its treasury system, and are pledged to Unified to secure the prohibition against their transfer, to secure Unified’s rights to repurchase or redeem the shares and as security for the payment of any and all obligations of the Member to Unified or any of its subsidiaries. Certificates representing previously issued and outstanding shares, all of which are currently held by Unified, will be cancelled and the shares converted to book-entry form upon written request of the Member or in connection with a transfer if permitted. Other than a transfer to Unified, none of the Class A, Class B or Class E Shares may be transferred or assigned without the consent of Unified, which will normally be withheld, except where the transfer of the shares is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business. Upon issuance of shares, written notice will be provided of the restrictions and limitations on transfer and of Unified’s right to deduct any amounts owed by the Member to Unified or any of its subsidiaries, from any payments that might otherwise be due from Unified to the Member for shares being repurchased or redeemed. Unified does not permit a Member to offset obligations owing to Unified against the share repurchase or redemption amounts. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption.

Deposits

Class B Shares required to be held by a new Member may be acquired by direct purchase. Members typically must satisfy their Class B Share requirement entirely through the holding of Class B Shares by the end of the sixth year of membership. In such cases, Class B Shares required to be held by a new Member may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. Typically, subordinated cash deposits (“Required Deposits”) will be provided for the full amount of the Class B Share requirement during the five year build-up of the Class B Share requirement. The Required Deposits are contractually subordinated to and subject to the prior payment in full of certain senior indebtedness of the Company.

Members may also maintain deposits with Unified in excess of the Required Deposits. Non-member customers may be required to provide a cash deposit in order to purchase products on credit terms established by the Company. Member deposits in excess of the Required Deposits and deposits of non-members are not subordinated to senior indebtedness of the Company and are not being registered as part of this offering. Amounts in the deposit accounts are not segregated from other funds of Unified. The deposit accounts, including the Required Deposits, are recorded in Unified’s records by means of book entries and no note, certificate or other instrument is issued as evidence of the deposit account.

Pledge of Deposits

The deposits of both Members and non-member customers secure their obligations to the Company.

Subordination of Members’ Required Deposits

The Required Deposits are contractually subordinated and subject to the prior payment in full of certain senior indebtedness of the Company. As a condition of becoming a Member, each Member is required to execute a subordination agreement providing for the subordination of the Member’s Required Deposits. Members are not required to execute subordination agreements with respect to any cash deposits in excess of the Required Deposits. Non-members are not required to execute subordination agreements.

The senior indebtedness to which the Members’ deposit accounts are subordinated is described in this prospectus. Generally, no payment can be made by the Company with respect to the Required Deposits in the event of an uncured default by the Company relating to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full.

Repayment of deposit accounts is not currently limited by the Company’s financial covenants in its loan agreements, but is at the discretion of the Company. Amounts in the deposit accounts that are in excess of the Required Deposits are not subject to subordination. Unified currently has two forms of subordination agreements: (i) the subordination agreement that became effective as of January 14, 1994 or the “1994 Subordination Agreement;” and (ii) the subordination agreement that Members executed before January 14, 1994 or the “Pre-1994 Subordination Agreement.” The terms of these agreements are different. New Members will be required to execute the 1994 Subordination Agreement. In addition, existing Members who executed the Pre-1994 Subordination Agreement may be required to execute the 1994 Subordination Agreement if there is a change in the Member’s business form. Members continue to be subject to the terms of the subordination agreement they originally executed. Required Deposits totaled approximately $6.9 million at September 29, 2007. The outstanding amount of senior indebtedness to which the required deposits is subordinated totaled approximately $182.5 million at September 29, 2007. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.”

Offset of Deposits

If a Member or non-member does not satisfy its obligations to Unified, including paying the purchase price of the Class B Shares, we may take such Member’s or non-member’s deposit account balance to pay, as necessary, those obligations. The Company does not permit the Member to offset any obligations owing to Unified against the Required Deposits.

Interest

The Company does not pay interest on the Required Deposits. The Company currently pays interest at the prime rate for any cash deposits in excess of the Member’s Required Deposits. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Interest.”

Repayment

Upon request, the Company will return to a Member any cash deposit amount in excess of the Required Deposit, provided that the Member is not in default of any of its obligations to Unified. A Member may have an amount in its deposit account that exceeds the Required Deposits if the Member’s purchases, during the period when the Required Deposit is determined, have declined from the previous measuring period or the Member has received cash patronage dividends, which are deposited into the Member’s deposit account. If membership status is terminated, a Member is entitled to have its deposit returned, less any amounts owed to Unified. In all cases, a return of that portion of a Member’s cash deposit that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Repayment.”

Other Significant Aspects

The deposit accounts are unsecured and nontransferable without Unified’s consent. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Other Significant Aspects.”

RISK FACTORS

An investment in our deposit accounts involves significant risks. You should carefully consider the risks, uncertainties and other factors described below, along with the other information contained or incorporated by reference in this prospectus, before placing funds in deposit accounts. The risks, uncertainties and other factors described below are not the only ones we face. You should refer to the information incorporated by reference in this prospectus for additional discussion of risk factors. In addition, there may be other risks, uncertainties and other factors that we do not currently consider material or that are not currently known to us. If any of the following risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially adversely affected. If this occurs, you could lose all or part of your deposit account.

Risks Related to Deposit Accounts

Your Required Deposits will be subordinated to certain senior indebtedness of the Company.

We require each Member to execute a subordination agreement that provides for the subordination in certain circumstances of the Member’s right to repayment of its Required Deposits in full until all indebtedness to the Company is satisfied. In addition, if Unified defaults on certain senior indebtedness, Members will not be refunded their Required Deposits unless the senior indebtedness is paid in full. The outstanding amount of senior indebtedness to which the required deposits is subordinated totaled approximately $182.5 million at September 29, 2007. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.”

Your deposit accounts, Class A, Class B and Class E Shares and the Patronage Certificates are pledged as Collateral.

The Company also requires each Member to pledge, as collateral, the deposit accounts, all Class A, B and E Shares of the Company, as well as all patronage dividend certificates (“Patronage Certificates”), to secure their obligations to Unified. Patronage Certificates are unsecured general obligations and are subordinated to certain indebtedness of Unified. In certain circumstances, individual shareholders of corporate Members are required to guarantee the obligations of the corporate Member.

Your deposit accounts may be used to satisfy your outstanding obligations to Unified.

If you do not pay the amounts you owe to Unified, we may take your deposit account balance to pay, as necessary, those obligations. The Required Deposits and Patronage Certificates, along with the Class A, B and E shares, are not subject to offset by the holder against obligations owed to Unified and are nontransferable without the consent of Unified. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Other Significant Aspects.”

Your deposit account is not transferable.

You must have Unified’s permission to transfer your ownership of a deposit account to someone other than Unified. Unified will normally not grant its consent.

The Required Deposits do not bear interest.

The Required Deposits do not bear interest. Therefore, Members will receive no return on the Required Deposits maintained with the Company. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Interest.”

Your deposit account will be an unsecured obligation.

Your investment in a deposit account will not be secured by any lien upon any assets of Unified and will not be segregated from the other funds of Unified. Accordingly, there is a risk to the Member that no payment will be made by the Company with respect to the Required Deposits in the event of an uncured default by the Company with respect to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full.

Unified’s liquidity might be adversely affected if Unified were required to return a substantial amount of the deposit accounts at one time or over a brief period of time.

Since the deposit accounts are not segregated from Unified’s other funds, Unified’s liquidity might be adversely affected if Unified were required to return a substantial amount of the deposit accounts at one time or over a brief period of time. While Unified’s liquidity has not been adversely affected in the past as a result of the return of deposits to Members, there can be no assurance that Unified’s liquidity would not be adversely affected in the future as a result of the return to Members of a substantial amount of deposit accounts. In addition, Unified does not maintain any segregated funds to provide for the repayment of deposit accounts, nor are the deposit accounts secured obligations of Unified. Thus, in the event a substantial amount of deposit accounts were required to be repaid by Unified at one time or over a brief period of time, or in the event Unified were to experience financial difficulties or to become insolvent, there can be no assurance with respect to Unified’s ability to repay the deposit accounts and with respect to the ability of Unified’s Members to recover the amount of their deposit accounts.

You may request that any amount you have in a deposit account in excess of the Required Deposits be returned to you provided that you are not in default of any of your obligations to Unified. If you ever cease being a Member, then you are entitled to have your deposits returned, less amounts owed to Unified. Our ability to repay your Required Deposits is subject to Unified’s prior satisfaction of its obligations to its senior creditors. Unified does not maintain any segregated funds to repay deposits, whether excess deposits or Required Deposits. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Repayment.”

Risks Related to Our Business

The markets in which we operate are highly competitive, characterized by high volume and low profit margins, customer incentives, including pricing, variety, and delivery, and industry consolidation.

The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of the Company’s sales are made at prices based on the cost of products it sells plus a markup. As a result, the Company’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

Increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of corporate label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, heightened competition among the Company’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect the Company’s business, financial condition and results of operations.

The Company may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have gained increased market share. This trend is expected to continue.

These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are the Company’s customers. The market share of such alternative format stores is expected to grow in the future, potentially resulting in a loss of sales volume for the Company. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value Per Share of the Company’s shares to decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

We will continue to be subject to risk of loss of Member and non-member customer volume.

The Company’s operating results are highly dependent upon either maintaining or growing its distribution volume to its customers. The Company’s two largest customers, Smart & Final, Inc., a non-member customer, and Super Center Concepts, Inc. dba Superior Grocers, a Member, and the ten largest Member and non-member customers constituted approximately 12%, 10% and 44%, respectively, of total sales for the fiscal year ended September 29, 2007. A significant loss in membership or volume could adversely affect the Company’s operating results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

The Company may experience reduced sales if Members purchase directly from manufacturers.

Increased industry competitive pressure is causing some of the Company’s Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. The Company’s operating results could be adversely affected if a significant reduction in distribution volume occurred in the future.

We are vulnerable to changes in general economic conditions.

The Company is affected by certain economic factors that are beyond its control including inflation. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A portion of the risk related to wages and benefits is mitigated by bargaining agreements that contractually determine the amount of such increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to interest rate and stock market fluctuations. A portion of the Company’s debt is at floating interest rates and an inflationary economic cycle typically results in higher interest costs. The Company operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. To the extent the Company is unable to mitigate increasing costs, patronage dividends may be reduced and/or the Exchange Value Per Share of the Company’s shares may decrease, thereby reducing the value of the Members’ Class A Shares and Class B Shares.

Changes in the economic environment could adversely affect Unified’s customers’ ability to meet certain obligations to the Company or leave the Company exposed for obligations the Company has guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained inflationary environment. The Company establishes reserves for notes receivable, trade receivables, and lease commitments for which the Company may be at risk for default. Under certain circumstances, the Company would be required to foreclose on assets provided as collateral or assume payments for leased locations for which the Company has guaranteed payment. Although the Company believes its reserves to be adequate, the Company’s operating results could be adversely affected in the event that actual losses exceed available reserves.

The Company may on occasion hold investments in the common and/or preferred stock of its Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of the Company’s investment, and hence the Exchange Value Per Share of the underlying capital shares.

Litigation could lead to unexpected losses.

During the normal course of carrying out its business, the Company may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.

The Company owns and operates various facilities for the manufacture, warehousing and distribution of products to its customers. Accordingly, the Company is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which the Company facilities are situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that the Company’s products caused illness or injury.

The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by the Company. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, the Company maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by the Company itself. The Company generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its corporate brands and manufactured products to ensure the Company’s quality standards are met. Product liability claims in excess of insurance coverage, as well as the negative publicity surrounding any assertion that the Company’s products caused illness or injury could have a material adverse effect on its reputation and on the Company’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.

The Company’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, the Company is self insured for workers’ compensation up to $1,000,000 per incident and maintains appropriate reserves to cover anticipated payments. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, mortality rates, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.

The Company relies primarily upon cash flow from its operations and Member investments to fund its operating activities. In the event that these sources of cash are not sufficient to meet the Company’s requirements, additional sources of cash are expected to be obtained from the Company’s credit facilities to fund its daily operating activities. Our revolving credit agreement, which expires on January 31, 2012, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in future periods.

As of September 29, 2007, the Company believes it has sufficient cash flow from operations and availability under the revolving credit agreement to meet operating needs, capital spending requirements and required debt repayments through fiscal 2012. However, if access to operating cash or to the revolving credit agreement becomes restricted, the Company may be compelled to seek alternate sources of cash. The Company cannot assure that alternate sources will provide cash on terms favorable to the Company. Consequently, the inability to access alternate sources of cash on terms similar to its existing agreement could adversely affect the Company’s operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.

The Company’s employees participate in Company sponsored defined pension and postretirement benefit plans. Officers of the Company also participate in a Company sponsored Executive Salary Protection Plan II (“ESPP II”), which provides additional post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. The postretirement plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible, and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the ESPP II and postretirement plans are not funded. The Company accounts for these benefit plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and SFAS No. 112, “Employers’ Accounting for Postemployment Benefits,” which require the Company to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in the Company’s consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

Additionally, new accounting pronouncements that require adjustments to shareholders’ equity, such as SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” have the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such pronouncements may require companies to redefine the method used to value their shares. As such, the Company modified its Exchange Value Per Share calculation as of September 30, 2006 to exclude accumulated other comprehensive earnings (loss) from Book Value thereby excluding the potentially volatile impact that the adoption of SFAS No. 158 would have on shareholders’ equity and Exchange Value Per Share. See “SUMMARY – CLASS A Share Requirement.”

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.

The Company has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. Business resumption plans are currently being developed which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures. In addition, change management procedures and quality assurance controls have been implemented to ensure that new or upgraded business management systems operate as intended. However, there is still a possibility that a system failure, accident or security breach could result in a material disruption to the Company’s business. In addition, substantial costs may be incurred to remedy the damages caused by these disruptions.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain additional key personnel.

The Company’s success depends on the skills, experience and performance of its executive officers, senior management and other key personnel. The loss of service of one or more of its executive officers, senior management or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows. The Company’s future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that the Company can retain our key employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The successful operation of our business depends upon the supply of products, including raw materials, and marketing relationships from other companies, including those supplying our corporate brand products.

The Company depends upon third parties for supply of products, including corporate brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

The Company participates in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to Unified, or to obtain adequate marketing relationships could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

Increased energy, diesel fuel and gasoline costs could reduce our profitability.

The Company’s operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. The Company’s trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, we may not be able to pass on increased costs of production, storage and transportation to our customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

Strike or work stoppage by our union employees could disrupt our business. The inability to negotiate acceptable contracts with the unions could result in a strike or work stoppage and increased operating costs resulting from higher wages or benefits paid to union members or replacement workers.

Such outcome could have a material negative impact on the Company’s operations and financial results. Approximately 63% of Unified’s employees are covered by collective bargaining agreements that have various expiration dates ranging through 2010.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), Unified will be required, beginning in its fiscal year 2008, to perform an evaluation of the Company’s internal controls over financial reporting, and beginning in fiscal year 2009, Unified’s independent registered public accounting firm will have to test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. The Company has prepared an internal plan of action for compliance with the requirements of Section 404, which includes a timeline and scheduled activities, although as of the date of this filing the Company has not yet completed its effectiveness evaluation. Although the Company believes its internal controls are operating effectively, the Company cannot guarantee that it will not have any material weaknesses. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If the Company fails to complete this evaluation in a timely manner, the Company could be subject to regulatory scrutiny and a loss of lender and shareholder confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations.

A loss of our cooperative tax status could increase tax liability.

Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are allowed to offset patronage income with patronage dividends that are paid in cash or qualified written notices of allocation. However, we are taxed as a typical corporation on the remainder of our earnings from our Member business and on earnings from non-member business. If the Company were not entitled to be taxed as a cooperative under Subchapter T, or if a significant portion of its revenues were from non-member business, its revenues would be taxed when earned by the Company and the Members would be taxed when dividends were distributed. The Internal Revenue Service can challenge the tax status of cooperatives. The Internal Revenue Service has not challenged the Company’s tax status, and the Company would vigorously defend any such challenge. However, if we were not entitled to be taxed as a cooperative, taxation at both the Company and the Member level could have a material, adverse impact on the Company.

A failure to successfully integrate the operations of AG could reduce our profitability

A failure to successfully integrate the AG Acquisition into our existing operations may cause the Company’s results to not meet anticipated levels. The Company structured the AG Acquisition to minimize financial risk by purchasing only certain assets and assuming only certain liabilities. However, if the value of those assets were to decrease, the Company may experience reduced profitability. Additionally, the Company has commenced integrating the AG Acquisition into our information technology systems and management processes. If we are unsuccessful in integrating the AG Acquisition, the Company may not achieve projected operating results, management may have to divert valuable resources to oversee and manage the integration, and the Company may have to make additional investments in the acquired operations.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year
	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges (1)	3.34x	3.74x	3.26x	2.36x	2.02x

(1)	Adjusted earnings used in computing the ratio of earnings to fixed charges consist of earnings from continuing operations before income taxes and patronage dividends, plus amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of the sum of the portion of rental expense that is representative of the interest factor, interest expense (including amortization of deferred financing costs) and capitalized interest.

USE OF PROCEEDS

To the extent that deposit accounts of Members increase in amount and to the extent that deposit accounts are opened and maintained in connection with the acceptance of new Members, proceeds to the Company will be utilized for general corporate purposes. The Company does not have a specific plan for the use of the proceeds, as this will depend on the status of the business at the time proceeds are actually received; however, general corporate purposes, including working capital needs, will support increased expenses associated with new Members, including, but not limited to:

•	capital expenditures, including purchasing and maintaining offices, warehouses and manufacturing facilities and equipment;

•	payroll expenses;

•	other administrative expenses;

•	purchases of raw materials;

•	advertising and marketing;

•	packaging; and

•	transportation.

Specific circumstances that could lead to the proceeds being used for other purposes include the following:

•	increased or decreased cost of fuel or raw materials;

•	a reduction of indebtedness;

•	a need to increase or replace existing facilities;

•	potential acquisitions of complementary businesses; or

•	a shift to outsourcing of production.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 29, 2007 for additional information regarding the Company’s use of funds and factors that could affect the manner in which the proceeds are used.

METHOD OF OFFERING

Persons or entities whom Unified accepts as Members from time to time are required, as a condition of acceptance into membership and to conduct ongoing business with Unified, to acquire a required amount of Class B Shares. The purchase price for Class B Shares may be paid by direct purchase. Members typically must satisfy their Class B Share requirement entirely through the holding of Class B Shares by the end of the sixth year of membership. In such cases, Class B Shares required to be held by a new Member may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year, and typically a Required Deposit is provided for the full amount of the Class B Share requirement. The Required Deposits may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period. Required Deposits for Members adding new stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period. Members from time to time are required to execute subordination agreements, which will be effective from and after their date of execution, providing for the maintenance of deposit accounts with Unified, the pledging of their deposit accounts to Unified to secure their obligations to Unified, and the subordination of the Required Deposits. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.”

The offering of the Required Deposits pursuant to this prospectus will be made by Unified through its regular employees, who will not receive any additional remuneration in connection therewith. No offerings will be made through brokers, and there are no underwriters.

DESCRIPTION OF DEPOSIT ACCOUNTS

The Company is offering Required Deposits to Members in an aggregate amount of $50,000,000.

General

Persons seeking to qualify for, and maintain their status as, a Member of the Company must:

•	Own Class A and Class B Shares in an amount specified by the Board;

•	Be a retailer engaged in selling grocery-related products;

•	Purchase products from Unified in amounts and in a manner that is established by the Board;

•	Meet certain financial performance criteria;

•	Make application in the form prescribed by Unified; and

•	Be accepted as a Member by the Board.

Each Member is required to own such number of Class A Shares as may be established by the Board. Unified currently requires each Member to own 350 shares at the end of fiscal 2007. Members will be required to purchase such additional shares, if any, to satisfy the Class A Share requirement. The purchase price for the Class A Shares is the Exchange Value Per Share of the Company’s outstanding shares at the close of the fiscal year end prior to purchase. As of September 29, 2007, the purchase price for the Class A Shares was $245.79 per share.

Each Member must also own such number of Class B Shares as may be established by the Board. Unified currently requires each Member to hold Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases, except for certain product categories which are approximately one times the Member’s average weekly purchases (the “Class B Share requirement”). If purchases are not made weekly, the average weekly purchases are based on the number of weeks in which purchases were actually made. The Class B Share requirement is determined twice a year, at the end of the Company’s second and fourth fiscal quarters, based on the Member’s purchases from the Cooperative Division (see “Patronage Dividends and Tax Matters” below) during the preceding four quarters. In addition, Members meeting certain qualifications may elect to maintain a reduced Class B Share requirement. See “Reduced Share Requirement” below.

The purchase price for Class B Shares may be paid by direct purchase. New Members typically must satisfy their Class B Share requirement entirely through the holding of Class B Shares by the end of the sixth year of membership. In such cases, Class B Shares required to be held by a new Member may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year, and typically a Required Deposit is provided for the full amount of the Class B Share requirement. The Required Deposit may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period. Required Deposits for Members adding new stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period. Members may also maintain deposits with Unified in excess of the Required Deposits. Former United members who did not have sufficient amounts in their deposit accounts immediately following the Company’s Merger with United were provided with alternatives to eliminate the deficiency by building the Class B Share requirement over time.

Class B Shares are generally issued to Members as a portion of the Cooperative Division patronage dividends paid. See “Patronage Dividends and Tax Matters” below. If the Class B Shares issued as part of a Member’s patronage dividend are sufficient to satisfy the Class B Share requirement, a corresponding portion of the Required Deposits is released from the subordination agreement and is then classified as an excess deposit. If following the issuance of Class B Shares as part of the patronage dividend distribution for any given fiscal year after the first year as a Member, the Member does not hold the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in a quantity sufficient to achieve the requirement. The additional Class B Shares may be paid for by charging the Member’s deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member.

The Company does not pay interest on the Required Deposits. However, the Company currently pays interest at the prime rate for any cash deposits in excess of the Member’s Required Deposits.

Members are required to execute subordination agreements providing for the pledging of their deposit accounts to Unified and for the subordination in certain circumstances of the Member’s right to repayment of their Required Deposits in full until all senior indebtedness to the Company is satisfied. Unified currently has two forms of subordination agreements: (i) the 1994 Subordination Agreement; and (ii) the Pre-1994 Subordination Agreement. The terms of these agreements are different. All new Members will be required to execute the 1994 Subordination Agreement. In addition, existing Members may be required to execute the 1994 Subordination Agreement if there is a change in the Member’s business form. For example, in the event of a change in a Member which is a proprietorship or partnership, or a change in the stock ownership of a Member which is a corporation, Unified may require the execution of a new subordination agreement. Existing Members will remain subject to the terms of the subordination agreement they originally executed.

In order to purchase products on credit terms established by the Company, non-member customers may be required to provide cash deposits to secure their obligations to the Company. Non-members are not required to execute subordination agreements.

Deposits are not segregated from other funds of Unified. Deposits are recorded in Unified’s records by means of book entries, and no note, certificate or other instrument is issued as evidence of the deposits. After the close of each fiscal year, we provide each Member with a statement showing patronage dividends allocated to the Member’s deposit account. In addition, written inquiry concerning the deposit accounts and other additions to the account, as well as withdrawals and charges and the account balance, may be made at any time, and telephone inquiry may be made at any time during normal business hours. Our policies regarding deposits are subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such policies.

Patronage Dividends and Tax Matters

Unified distributes patronage dividends to its Members based on its patronage earnings during a fiscal year. Non-member customers are not entitled to receive patronage dividends. The Board approves the payment of dividends and the form of payments for the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division.

•

Southern California Dairy Division: Patronage earnings attributable to the Southern California Dairy Division are generated from sales of products primarily manufactured at a milk, water and juice bottling plant located in Los Angeles, California. Patronage dividends for this division are paid solely to Members who purchase dairy and other related products from the Southern California Dairy Division.

•

Pacific Northwest Dairy Division: Patronage earnings attributable to the Pacific Northwest Dairy Division are generated from sales of dairy products manufactured by third party suppliers located in Oregon. Patronage dividends for this division are paid solely to Members who purchase dairy products from the Pacific Northwest Dairy Division.

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Cooperative Division: Patronage earnings attributable to the Cooperative Division are generated from all patronage activities of Unified, other than the Southern California and Pacific Northwest Dairy Divisions discussed above, regardless of geographic location. Patronage dividends are paid based on the patronage purchases of the following types of products: dry grocery, deli, health and beauty care, tobacco, general merchandise, frozen food, ice cream, meat, produce and bakery.

The Company’s Bylaws provide that patronage dividends may be distributed in cash or in any other form that constitutes a written notice of allocation under Section 1388 of the Internal Revenue Code. Section 1388 defines the term “written notice of allocation” to mean any capital stock, revolving fund certificate, retain certificate, certificate of indebtedness, letter of advice, or other written notice, that discloses to the recipient the stated dollar amount allocated to the recipient by Unified and the portion thereof, if any, which constitutes a patronage dividend. Written notices of allocation may be in the form of qualified written notices of allocation or nonqualified written notices of allocation. To constitute a qualified written notice of allocation, a patronage dividend must be paid at least 20% in cash and the balance in a form which constitutes a written notice of allocation and which the recipient has agreed to take into income for tax purposes in the year of receipt. If at least 20% of the patronage dividend is not paid in cash, the entire amount of the distribution not paid in cash, whether in the form of stock, Patronage Certificates or other debt instrument, constitutes a nonqualified written notice of allocation.

Members are required to consent to include in their gross income, in the year received, all cash as well as the stated dollar amount of all qualified written notices of allocation, including Patronage Certificates and the Exchange Value Per Share of the Class B Shares distributed to them as part of the qualified written notices of allocation. Patronage Certificates and Class B Shares distributed as part of the qualified written notices of allocation are also subject to state income and corporation franchise taxes in California and may be subject to these taxes in other states. The Member does not include a nonqualified written notice of allocation, whether in Class B Shares, Class E Shares or Patronage Certificates, as taxable income in the year of receipt and the Company is not entitled to an income tax deduction in the year of issuance. When the nonqualified written notice of allocation is redeemed for cash or property, the Member will have ordinary taxable income and the Company will have an income tax deduction for the amount of the redemption. The Board will determine whether patronage dividends will be paid in the form of qualified written notices of allocation or nonqualified written notices of allocation. In fiscal 2007 and 2006, the Company issued, for the Cooperative Division, qualified and nonqualified written notices of allocation in the form of Class B Shares and Class E Shares, respectively. In fiscal 2005, 2004 and 2003, the Company issued, for the Cooperative Division, nonqualified written notices of allocation in the form of Class B Shares and Class E Shares. Patronage dividends in connection with the Dairy Divisions were paid in cash.

Members are urged to consult their tax advisors with respect to the applicability of U.S. federal income, state or local tax rules on the ownership and disposition of Class A, Class B and Class E Shares and the receipt of Patronage Certificates with respect to their own tax status.

Subordination

The subordination of Required Deposits will differ depending upon whether the Member executed: (i) the 1994 Subordination Agreement; or (ii) the Pre-1994 Subordination Agreement. Members may have funds in their deposit accounts that exceed the required amounts if the Members’ purchases, during the period when the Required Deposits are determined, have declined from the previous measuring period or if the Members have received cash patronage dividends deposited into the Members’ deposit accounts, which may cause the account balance to exceed the Required Deposits. Any funds in excess of the Required Deposits are then released from the subordination agreement. Cash deposits that secure the obligations of non-member customers to the Company are not subject to subordination agreements.

1994 Subordination Agreements

With respect to Members who execute the 1994 Subordination Agreement, the portion of the deposit account of that Member which consists of Required Deposits will, under the terms of the 1994 Subordination Agreement, be subordinated and subject to the prior payment in full of certain senior indebtedness of Unified. As to Members who execute the 1994 Subordination Agreements, the term “senior indebtedness” means all principal indebtedness, liabilities or obligations of Unified, contingent or otherwise, whether existing on the date of execution of the subordination agreement or incurred after execution of the subordination agreement:

•	in respect of borrowed money;

•	evidenced by bonds, notes, debentures or other instruments of indebtedness;

•	evidenced by letters of credit, bankers’ acceptances or similar credit instruments;

•	in respect of capitalized lease obligations;

•

in respect of the deferred purchase price of property or assets, whether real, personal, tangible or intangible, or in respect of any mortgage, security agreement, title retention agreement or conditional sale contract;

•	in respect of any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to provide interest rate protection;

•

in respect of all indebtedness, liabilities or obligations of others of any of the types referred to above for which Unified is responsible or liable as obligor, guarantor or otherwise or in respect of which recourse may be had against any of the property or assets, whether real, personal, tangible or intangible, of Unified;

•	in respect of all modifications, renewals, extensions, replacements and refundings of any indebtedness, liabilities or obligations of any of the types described above; and

•	if the Company is insolvent, back wages, tax withholding, benefits and any legally required separation payments;

provided, however, that the term “senior indebtedness” shall not mean any indebtedness, liabilities or obligations of Unified, contingent or otherwise, whether existing on the date of execution of the 1994 Subordination Agreement or incurred after execution of the 1994 Subordination Agreement, (a) to trade creditors arising or incurred in the ordinary course of Unified’s business, (b) in respect of any redemption, repurchase or other payments on capital stock, (c) in respect of Members’ deposits or (d) in respect of patronage dividend certificates.

For purposes of the above definition of senior indebtedness,

•

“capitalized lease obligations” means the discounted present value of the rental obligations of any person or entity under any lease of any property which, in accordance with generally accepted accounting principles, has been recorded on the balance sheet of such person or entity as a capitalized lease;

•

“Members’ deposits” means the deposits required to be made or maintained with us by our Members in accordance with our bylaws as in effect or in accordance with the policies for the servicing of accounts of Members established by us, and any deposits made or maintained with us by our Members in excess of such Required Deposits; and

•

“Patronage dividend certificates” means any notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of Unified at any time outstanding which evidence the indebtedness of Unified respecting the distribution by Unified of patronage dividends.

The 1994 Subordination Agreement provides that in the event of any insolvency or bankruptcy proceedings relative to Unified or its property, any receivership, liquidation, reorganization, arrangement or other similar proceedings, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Unified, the holders of senior indebtedness shall be entitled to receive payment in full, whether accrued prior or subsequent to the commencement of the proceedings, before any payment is made with respect to that portion of the deposit accounts which consists of Required Deposits. By reason of the subordination, in the event of insolvency, creditors of Unified who are holders of senior indebtedness may recover more ratably than holders of the Required Deposit. In addition:

•

no payment shall be made with respect to that portion of the deposit accounts which consists of Required Deposits in the event and during the continuation of any default in the payment of any senior indebtedness; and

•

in the event any default, other than those referred to directly above, shall occur and be continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to accelerate the maturity thereof, no payment shall be made with respect to that portion of the deposit accounts which consists of Required Deposits during any period (a) of 180 days after the giving of written notice of such default by the holders of such senior indebtedness to Unified, or (b) in which judicial proceedings shall be pending in respect of such default, a notice of acceleration of the maturity of such senior indebtedness shall have been transmitted to Unified in respect of such default and such judicial proceedings shall be diligently pursued in good faith. With respect to clause (a) above, only one such notice shall be given in any twelve consecutive months.

Pre-1994 Subordination Agreements

With respect to Members who executed the Pre-1994 Subordination Agreement and who do not execute the 1994 Subordination Agreement, the portion of the deposit account of each Member which consists of Required Deposits is, under the terms of the Pre-1994 Subordination Agreement, subordinated and subject in right of payment to the prior payment in full of the principal of, and premium, if any, and interest upon all senior indebtedness. As to these Members, the term “senior indebtedness” means:

•

any and all indebtedness of Unified which may from time to time be outstanding and be payable with respect to short-term notes and other commercial paper issued by Unified and which are rated by a nationally recognized securities rating agency;

•	any and all indebtedness, whether contingent or otherwise, of Unified which may from time to time be outstanding and be payable to any bank, insurance company, or other financial institution; and

•	any and all indebtedness of others which may from time to time be guaranteed by Unified and be payable to any bank, insurance company or other financial institution.

The Pre-1994 Subordination Agreement provides that upon any distribution of the assets of Unified upon any voluntary or involuntary dissolution, winding up or liquidation, reorganization, readjustment, arrangement, or similar proceedings, relating to Unified or its property, whether or not Unified is a party, and whether in bankruptcy, insolvency or receivership proceedings or otherwise, or on any assignment by Unified for the benefit of creditors, or upon any other marshaling of the assets and liabilities of Unified, all senior indebtedness shall be paid in full, or provision made for such payment satisfactory to the holders of the senior indebtedness, before any payment is made on account of the principal of, or interest, if any, on that portion of the deposit accounts which consists of Required Deposits. By reason of such subordination, in the event of insolvency, creditors of Unified who are holders of senior indebtedness may recover more ratably than holders of the deposit accounts. In addition, no payment shall be made on account of the principal of or interest, if any, on that portion of any deposit account which consists of Required Deposits, if:

•	there shall have occurred a default in payment in the principal of, or premium, if any, or interest on any senior indebtedness; or

•

there shall have occurred any other event of default with respect to any senior indebtedness, permitting the holders to accelerate the maturity of the indebtedness and if written notice of election so to accelerate shall have been given to Unified by the holder or holders of such senior indebtedness or their representative or representatives; or

•

payment on account of principal of, or interest, if any, on that portion of any deposit account which consists of Required Deposit would itself constitute an event of default with respect to any senior indebtedness, unless or until such event of default described above shall have been cured or waived or shall have ceased to exist.

No Limit on Senior Indebtedness

There is no limitation on the creation of additional senior indebtedness by Unified under the subordination agreements. Required Deposits totaled approximately $6.9 million as of September 29, 2007. The outstanding amount of senior indebtedness to which the Required Deposits of Members is subordinated totaled approximately $182.5 million as of September 29, 2007.

Interest

That portion of the deposit accounts that consists of Required Deposits does not bear interest. While the Board could, in its sole discretion, authorize the payment of interest on this portion, it has no present plans to do so. In addition, cash deposits of non-member customers provided to secure their obligations to the Company do not bear interest.

Unified currently pays interest on cash amounts in the deposit accounts that are in excess of Required Deposits at rates established by the Board from time to time. The current rate of interest established by the Board is the prime rate set by Bank of Montreal, Chicago Branch, as in effect on the last day of the preceding calendar month, or, if not then available for any reason, on the next succeeding day when such rate is available. However, if such rate is not available for any reason prior to the beginning of the applicable fiscal month, the rate used for the previous fiscal month will continue to be used. Interest for a fiscal month will be paid only on those amounts which do not consist of Required Deposits and which are in the deposit accounts during the entire fiscal month. Such interest will not be compounded. Such interest will be paid to the Member semi-annually by Unified in April and October of each year. However, upon request of the Member, such interest will be paid by credit to the Member’s deposit account.

The payment of interest on that portion of the deposit accounts which are in excess of Required Deposits may be changed or eliminated at any time at the discretion of the Board.

Repayment

Upon request, the Company will return to a Member the amount of the cash deposit that is in excess of the Required Deposit provided that the Member is not in default of any of its obligations to Unified. If membership status is terminated, upon request, the Company will return to the Member the amount of the cash deposit that is in excess of the Required Deposit amount, less any amounts owed to Unified, provided that the Member is not in default on any other of its obligations to Unified. In all cases, a return of that portion of the Member’s cash deposits that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. For purposes of determining a Member’s Class B Share requirement and any Required Deposits, the Class B Shares are valued at issuance value. In addition, the Company does not permit the Member to offset any obligations owing to Unified against the Required Deposits or Patronage Certificates, and the Required Deposits and Patronage Certificates are non-transferable without the consent of Unified.

Since the deposit accounts are not segregated from Unified’s other funds, Unified’s liquidity might be adversely affected if Unified were required to return a substantial amount of the deposit accounts at one time or over a brief period of time. While Unified’s liquidity has not been adversely affected in the past as a result of the return of deposits to Members, there can be no assurance that Unified’s liquidity would not be adversely affected in the future as a result of the return to Members of a substantial amount of deposit accounts. In addition, Unified does not maintain any segregated funds to provide for the repayment of deposit accounts, nor are the deposit accounts secured obligations of Unified. Thus, in the event a substantial amount of deposit accounts were required to be repaid by Unified at one time or over a brief period of time, or in the event Unified were to experience financial difficulties or to become insolvent, there can be no assurance that Unified would be able to repay the deposit accounts and Members would recover the amount of their deposit accounts.

Reduced Share Requirement

Members may apply for a reduced Class B Share requirement (the “RBI”), which requires Members to pay for their purchases electronically on the current due date and demonstrate credit worthiness. The purpose of the RBI is to encourage Member growth by offering a reduced requirement if certain qualifications are met and to provide a cap on the investment requirement at certain volume levels. The standard Class B Share requirement (“SBI”) is approximately twice the amount of the Member’s average weekly purchases from the Cooperative Division, except for meat and produce, which are approximately one times the Member’s average weekly purchases. The RBI is based on a sliding scale such that additional purchase volume marginally reduces the requirement as a percentage of purchase volume. The sliding scale applicable to the RBI is illustrated in the following tables:

Cooperative Divisions other than Meat and Produce

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $40	1.75
$40 to $100	1.70
$100 to $200	1.65
$200 to $300	1.60
$300 to $400	1.55
$400 to $500	1.50
$500 to $1,000	1.45
$1,000 to $2,000	1.40
Over $2,000	0.00

Meat and Produce Divisions

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $100	0.90
$100 to $200	0.85
$200 to $300	0.80
$300 to $400	0.75
Over $400	0.00

Note:	Marginal RBI is the rate of investment on each layer of average weekly purchases (“AWP”). A Member pays the corresponding marginal RBI for each incremental AWP. (Example: If AWP is $55,000, the RBI is 1.75 weeks on the first $40,000 and 1.70 weeks on the remaining $15,000.)

Members who do not select the RBI remain on the SBI. However, once a Member has elected the RBI option, it must notify Unified in writing if it wishes to change its election. Generally, changes can only be made at the time of the second quarter recalculation of the Class B Share requirement in March.

Former United shareholders who did not have sufficient Class B Shares immediately following the Merger to meet the minimum deposit requirements were presented with alternatives to eliminate the deficiency over time. The alternatives were: (i) purchase additional Class B Shares to cover the deficiency; or (ii) assign at least 80% of the Cooperative Division patronage dividends the shareholder receives in the future to Unified to purchase Class B Shares until the deficiency is eliminated.

The Member deposit fund deficiency was approximately $3.5 million and $5.0 million at September 29, 2007 and September 30, 2006, respectively. The deposit fund deficiencies consisted of approximately $2.3 million and $3.7 million at September 29, 2007 and September 30, 2006, respectively, of Members that were approved to build deposit fund requirements over time, and approximately $1.2 million in fiscal 2007 and $1.3 million in fiscal 2006 of former United members that elected to assign at least 80% of the Cooperative Division patronage dividends to fulfill deposit fund requirements.

Presently, as Class B Shares are issued, each Member receives credit against its Class B Share requirement based upon the issuance value of such Class B Shares. If the Class B Shares issued as part of a Member’s patronage dividend are sufficient to satisfy the Class B Share requirement, a corresponding portion of the Required Deposit is released from the subordination agreement and is then classified as an excess deposit. Upon request, the Company will return to a Member the amount of the cash deposit that is in excess of the Required Deposit, less any amounts owed to Unified, provided that the Member is not in default on any other of its obligations to Unified. Unified’s policies regarding the Class B Share requirement and any Required Deposits are subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such policies.

Other Significant Aspects

The deposit accounts are not secured by any lien upon any assets of Unified. They are nontransferable without the consent of Unified, which will normally be withheld. Members will be required to pledge their deposit accounts to Unified as security for their obligations to Unified and its subsidiaries. If a Member or a non-Member does not satisfy its obligations, we may take such Member’s or non-Member’s deposit account balance to pay, as necessary, those obligations.

LEGAL MATTERS

The validity of the deposit accounts has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 29, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R),” which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Unified makes available, free of charge, through its website (http://www.uwgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration statements, proxy statements and all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC are available on the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that is filed with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents filed by Unified with the SEC are hereby incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended September 29, 2007; and

•	Definitive Proxy Statement on Schedule 14A dated January 10, 2008, relating to our annual meeting of shareholders to be held on February 12, 2008.

Copies of these filings are available free of charge by writing to Unified Western Grocers, Inc., attention Corporate Secretary, 5200 Sheila Street, Commerce, CA 90040 or by telephoning us at (323) 264-5200.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

FORWARD-LOOKING INFORMATION

This prospectus and documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give you any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the factors discussed under “RISK FACTORS,” and the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” in the Annual Report on Form 10-K. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents we file from time to time with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the expenses expected to be incurred in connection with the offering described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$5,350
Printing, Engraving and Reproduction	24,000
Expenses of Qualification Under State Blue Sky Laws	12,000
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	30,000
Miscellaneous	10,000

Total	$151,350

Item 14. Indemnification of Directors and Officers

Article V of Unified’s Bylaws provides that Unified shall, to the maximum extent permitted by law, have the power to indemnify its directors, officers, employees and other agents. Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify agents of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. Unified’s Amended and Restated Articles of Incorporation provide that Unified is authorized to indemnify its agents to the fullest extent of California law. Unified has entered into agreements with each of its directors and certain of its officers which provide to such directors and officers the maximum indemnification allowed under applicable law. In addition, Unified and its subsidiaries maintain a policy of directors’ and officers’ liability and company reimbursement insurance.

Item 15. Recent Sales of Unregistered Securities

Unified has not sold any securities which were not registered under the Securities Act of 1933, as amended, during the past three years from the date hereof.

Item 16. Exhibits and Financial Statement Schedules

3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003, filed on May 12, 2003).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-2 filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed on May 19, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate-Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed on May 19, 2000).

4.5	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on December 31, 1981, File No. 2-70069).

4.6	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (Associate-Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement Form S-2 filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.9	Subordination Agreement (New Associate-Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.10	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.11	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.12	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.13	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.14	Amended and Restated Loan Purchase and Servicing Agreement dated as of December 7, 2001, between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

4.15	Amended and Restated Credit Agreement dated as of December 7, 2001, among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

4.16	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998, among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 30, 1999).

4.17	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998, among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 30, 1999).

4.18	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc. and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 1999).

4.19	Note Purchase Agreement dated as of September 29, 1999, by and among the Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 1999).

4.20	Amendment No. 1 and Limited Waiver to Note Purchase Agreement dated as of September 14, 2000, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.21	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002, filed on May 14, 2002).

4.22	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended September 28, 2002, filed on January 13, 2003).

4.23	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

4.24	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.25	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.26	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.27	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s Registration Statement on Form S-1, File No. 2-60488).

4.28	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to United Grocers, Inc.’s Annul Report on Form 10-K for the fiscal year ended September 30, 1989).

4.29	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to United Grocers, Inc.’s Annual Report on Registration Statement on Form S-2 File No. 33-38617).

4.30	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to United Grocers, Inc.’s Registration Statement on Form S-2, File No. 33-49450).

4.31	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to United Grocers, Inc.’s Registration Statement on Form S-2 filed on January 6, 1995, File No. 33-57199).

4.32	Form of Indenture between the Registrant and U.S. Bank, N.A., as trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2 filed on February 28, 2003, File No. 333-103535).

4.33	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.32).

4.34	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

4.35	Security Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

4.36	Amended and Restated Note Purchase Agreement effective January 6, 2006, by and among the Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 11, 2006).

4.37***	Form of Class E Share Certificate.

4.38	Amended and Restated Credit Agreement dated as of December 5, 2006, by and among Unified Western Grocers, Inc., other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

4.39	Amended and Restated Security Agreement dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

4.40	Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company, as collateral agent for the Noteholders, and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

5.1***	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.1**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.1.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.2**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999, filed on November 14, 1999).

10.2.1	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.3**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2001, filed on February 19, 2002).

10.3.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed on February 14, 2006).

10.3.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.3.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.4.1**	Unified Western Grocers, Inc. Executive Salary Protection Plan II (“ESPP II”), Master Plan Document effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.4.2**	Amendment No. 1999-1 to Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.4.3**	Amendment No. 2000-1 to Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.4.4**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on December 17, 2004).

10.4.5**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.5**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.6**	Unified Western Grocers, Inc. Executive Insurance Plan Split Dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.7**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.8**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.9**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2001, filed on February 19, 2002).

10.9.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.9.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.10**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-05917).

10.11	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.12	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.13	Lease Amendment dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.14	Lease Amendment dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.15	Commercial Lease-Net dated December 6, 1994, between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.16	Purchase Agreement dated November 21, 1994, between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.17**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-85917).

10.17.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-85917).

10.17.2**	Second Amendment to Employment Agreement dated as of April 2001, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001, as amended).

10.17.3**	Third Amendment to Employment Agreement dated as of August 2003, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.18**	Form of Indemnification Agreement between the Company and each director and officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997, filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each director and officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.21	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 1989).

10.22	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 20, 1999).

10.23	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 20, 1999).

10.24	Stock Purchase Agreement dated March 26, 1999, by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.25	Pledge Agreement dated March 26, 1999, by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.26	Guaranty dated March 26, 1999, by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.27	Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Quarterly Report Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.28	Security Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.29	Guaranty dated as of May 12, 2000, by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.30	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000, executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.31	Preferred Stock Purchase Agreement dated as of December 19, 2000, by and between C&K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.32	Shareholders Agreement dated as of December 19, 2000, by and among Unified Western Grocers, Inc., C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.48 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.33**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position, executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.34**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position, executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, and David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.35	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

10.36	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 filed on May 1, 2002, File No. 333-76852).

10.37	Smart & Final Supply Agreement dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2003, filed on August 8, 2003).

10.38	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.39	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.1	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.2	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.3	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.4	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.5	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.6	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.7	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.40.8	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.66 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2004, filed on August 3, 2004).

10.41	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.42	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.43	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.44**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.45**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.46	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.47	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.48	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.49	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.50	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.51	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.52	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly ended June 26, 2004, filed on August 3, 2004).

10.52.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 11, 2007).

10.53	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2004, filed on August 3, 2004).

10.53.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 11, 2007).

10.54**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.55****	Asset Purchase Agreement dated as of August 2, 2007, between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 14, 2007).

10.55.1**	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed on December 18, 2006).

23.1*	Consent of Deloitte & Touche LLP.

23.2***	Consent of Sheppard, Mullin, Richter & Hampton LLP.

24.1***	Power of attorney.

*	Filed herewith.
**	Management contract or compensatory plan.
***	Previously filed.
****	Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agreed to furnish the SEC, supplementally, with a copy of any omitted schedules(s) upon request.

(b)	Financial Statement Schedule

Schedule II— Valuation and Qualifying Accounts for the fiscal years ended September 29, 2007, September 30, 2006 and October 1, 2005 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on February 5, 2008.

UNIFIED WESTERN GROCERS, INC.

By	/S/ ROBERT M. LING, JR.
Robert M. Ling, Jr. Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alfred A. Plamann	President and Chief Executive Officer (Principal Executive Officer)	February 5, 2008

* Richard J. Martin	Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer	February 5, 2008

* Randall G. Scoville	Vice President, Accounting and Chief Accounting Officer	February 5, 2008

* Louis A. Amen	Director	February 5, 2008

* John Berberian	Director	February 5, 2008

* Darioush Khaledi	Director	February 5, 2008

* John D. Lang	Director	February 5, 2008

* Jay T. McCormack	Director	February 5, 2008

* Douglas A. Nidiffer	Director	February 5, 2008

* Peter J. O’Neal	Director	February 5, 2008

* Michael A. Provenzano, Jr.	Director	February 5, 2008

Signature	Title	Date

* Thomas S. Sayles	Director	February 5, 2008

* Robert E. Stiles	Director	February 5, 2008

* Kenneth Ray Tucker	Director	February 5, 2008

* Richard L. Wright	Director	February 5, 2008

*/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr. Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert M. Ling, Jr. and Richard J. Martin with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Oscar Gonzalez	Director	February , 2008

Richard E. Goodspeed	Director	February , 2008

Terry H. Halverson	Director	February , 2008

Paul Kapioski	Director	February , 2008

Mark Kidd	Director	February , 2008

John Najjar	Director	February , 2008

Michael S. Trask	Director	February , 2008

INDEX TO EXHIBITS

(a)	Exhibits

3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003, filed on May 12, 2003).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-2 filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed on May 19, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate-Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed on May 19, 2000).

4.5	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on December 31, 1981, File No. 2-70069).

4.6	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (Associate-Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement Form S-2 filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.9	Subordination Agreement (New Associate-Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 the Registrant’s Registration Statement on Form S-2 filed on July 15, 1988, File No. 33-19284).

4.10	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.11	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.12	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.13	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.14	Amended and Restated Loan Purchase and Servicing Agreement dated as of December 7, 2001, between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

4.15	Amended and Restated Credit Agreement dated as of December 7, 2001, among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

4.16	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998, among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 30, 1999).

4.17	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998, among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 30, 1999).

4.18	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc. and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 1999).

4.19	Note Purchase Agreement dated as of September 29, 1999, by and among the Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 1999).

4.20	Amendment No. 1 and Limited Waiver to Note Purchase Agreement dated as of September 14, 2000, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.21	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002, filed on May 14, 2002).

4.22	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended September 28, 2002, filed on January 13, 2003).

4.23	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

4.24	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.25	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.26	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

4.27	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s Registration Statement on Form S-1, File No. 2-60488).

4.28	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to United Grocers, Inc.’s Annul Report on Form 10-K for the fiscal year ended September 30, 1989).

4.29	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to United Grocers, Inc.’s Annual Report on Registration Statement on Form S-2 File No. 33-38617).

4.30	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to United Grocers, Inc.’s Registration Statement on Form S-2, File No. 33-49450).

4.31	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to United Grocers, Inc.’s Registration Statement on Form S-2 filed on January 6, 1995, File No. 33-57199).

4.32	Form of Indenture between the Registrant and U.S. Bank, N.A., as trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2 filed on February 28, 2003, File No. 333-103535).

4.33	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.32).

4.34	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

4.35	Security Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

4.36	Amended and Restated Note Purchase Agreement effective January 6, 2006, by and among the Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 11, 2006).

4.37***	Form of Class E Share Certificate.

4.38	Amended and Restated Credit Agreement dated as of December 5, 2006, by and among Unified Western Grocers, Inc., other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

4.39	Amended and Restated Security Agreement dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

4.40	Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company, as collateral agent for the Noteholders, and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

5.1***	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.1**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.1.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.1.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.2**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999, filed on November 14, 1999).

10.2.1	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.3**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2001, filed on February 19, 2002).

10.3.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.3.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed on February 14, 2006).

10.3.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.3.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.4.1**	Unified Western Grocers, Inc. Executive Salary Protection Plan II (“ESPP II”), Master Plan Document effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.4.2**	Amendment No. 1999-1 to Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.4.3**	Amendment No. 2000-1 to Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.4.4**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on December 17, 2004).

10.4.5**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.5**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.6**	Unified Western Grocers, Inc. Executive Insurance Plan Split Dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.7**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.8**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.9**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2001, filed on February 19, 2002).

10.9.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.9.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.9.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.10**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-05917).

10.11	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.12	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.13	Lease Amendment dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.14	Lease Amendment dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Registration Statement on Form S-2 filed on September 2, 1993, File No. 33-68288).

10.15	Commercial Lease-Net dated December 6, 1994, between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.16	Purchase Agreement dated November 21, 1994, between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995, filed on December 1, 1995).

10.17**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-85917).

10.17.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement on Form S-4 filed on August 26, 1999, File No. 333-85917).

10.17.2**	Second Amendment to Employment Agreement dated as of April 2001, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001, as amended).

10.17.3**	Third Amendment to Employment Agreement dated as of August 2003, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.18**	Form of Indemnification Agreement between the Company and each director and officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997, filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each director and officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed on November 28, 1997).

10.21	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 1989).

10.22	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 20, 1999).

10.23	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to United Grocers, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 1998, filed on January 20, 1999).

10.24	Stock Purchase Agreement dated March 26, 1999, by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.25	Pledge Agreement dated March 26, 1999, by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.26	Guaranty dated March 26, 1999, by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.27	Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the

Registrant’s Quarterly Report Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.28	Security Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.29	Guaranty dated as of May 12, 2000, by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000, between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.30	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000, executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, filed on August 17, 2000).

10.31	Preferred Stock Purchase Agreement dated as of December 19, 2000, by and between C&K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.32	Shareholders Agreement dated as of December 19, 2000, by and among Unified Western Grocers, Inc., C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.48 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.33**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position, executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.34**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position, executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, and David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.35	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

10.36	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 filed on May 1, 2002, File No. 333-76852).

10.37	Smart & Final Supply Agreement dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2003, filed on August 8, 2003).

10.38	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.39	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.1	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.2	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.3	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.4	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.5	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.6	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.40.7	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.40.8	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.66 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2004, filed on August 3, 2004).

10.41	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.42	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.43	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.44**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.45**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.46	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.47	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.48	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.49	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.50	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.51	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2003, filed on February 10, 2004).

10.52	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly ended June 26, 2004, filed on August 3, 2004).

10.52.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 11, 2007).

10.53	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2004, filed on August 3, 2004).

10.53.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 11, 2007).

10.54**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006, filed on February 13, 2007).

10.55****	Asset Purchase Agreement dated as of August 2, 2007, between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 14, 2007).

10.55.1**	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

12.1*	Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed on December 18, 2006).

23.1*	Consent of Deloitte & Touche LLP.

23.2***	Consent of Sheppard, Mullin, Richter & Hampton LLP.

24.1***	Power of attorney.

*	Filed herewith.
**	Management contract or compensatory plan.
***	Previously filed.
****	Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agreed to furnish the SEC, supplementally, with a copy of any omitted schedules(s) upon request.

(b)	Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts for the fiscal years ended September 29, 2007, September 30, 2006 and October 1, 2005 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).